FRONTIER FUND

AUDIT COMMITTEE CHARTER

Audit Committee Membership and Qualifications

The Audit Committee shall consist of at least three members appointed by the Board.  The Board may replace members of the Audit Committee for any reason.  No member of the Audit Committee shall be an “interested person” of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, nor shall any member receive any compensation from the Fund except compensation for service as a member of the Fund’s Board of Directors (Board).

The Board shall determine annually whether any member of the Audit Committee is an “audit committee financial expert” as defined in Item 3 of Form N-CSR.  The rules define “audit committee financial expert” as a person who has an understanding of generally accepted accounting principles and financial statements; the ability to assess the application for such principles in connection with accounting for estimates, accruals and reserves, has experience preparing, auditing analyzing or evaluation certain financial statements, has an understanding of internal controls and procedures for financial reporting, and has an understanding of audit committee function.  The audit committee financial expert for the Audit Committee is Mr. Jeffrey Ackley.  The audit committee financial expert will not be deemed an “expert” for any purpose, and that the designation as financial expert does not impose any liability greater than the liability imposed on other members of the audit committee or board of directors.

Purposes of the Audit Committee   The purposes of the Audit Committee are:

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To oversee the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers;

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To oversee the quality and integrity of the Fund’s financial statements and the independent audit thereof;

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To oversee, or as appropriate, assist Board oversight of the Fund’s compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting, and independent audits;

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To approve, prior to appointment, the engagement of the Fund’s independent auditors and, to review and evaluate the qualifications, independence and performance of the Fund’s independent auditors. To act as a liaison between the Fund’s independent auditors and the full Board.

The independent auditor for the Fund shall report directly to the Audit Committee.

Duties and Powers of the Audit Committee

To carry out its purposes, the Audit Committee shall have the following duties and powers:

a.

To approve prior to appointment, the engagement of auditors to annually audit and provide their opinion on the Fund’s financial statements, to recommend to those Board members who are not “interested persons” (as that term is defined in Section 2(a)(19) of the Investment Company Act) the selection, retention or termination of the Fund’s independent auditor and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the auditors.

b.

To approve prior to appointment the engagement of the auditor to provide other audit services or non-audit services to the Fund, its independent auditor or any entity controlling, controlled by, or under common control with the independent auditor that provides ongoing service to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund;

c.

To develop, to the extent deemed appropriate by the Audit Committee, policies and procedures for pre-approval of the engagement of the Fund’s auditors to provide any of the services described in (b) above;

d.

To consider the controls applied by the auditors and any measures taken by management in an effort to assure that all items requiring pre-approval by the Audit Committee are identified and referred to the Committee in a timely fashion;

e.

To consider whether the non-audit services provided by the Fund’s auditor to the Fund’s independent auditor or any adviser affiliate that provides ongoing services to the Fund, which services were not pre-approved by the Audit Committee are compatible with maintaining the auditors’ independence;

f.

To review the arrangements for and scope of the annual audit and any special audits;

g.

To review and approve the fees proposed to be charged to the Fund by the auditors for each audit and non-audit service;

h.

To consider information and comments from the auditors with respect to the Fund’s accounting and financial reporting policies, procedures and internal control over financial reporting.  To consider management’s responses to any such comments and, to the extent the Audit Committee deems necessary, to promote improvements in the quality of the Fund’s accounting and financial reporting;

i.

To consider information and comments from the auditors with respect to, and meet with the auditors to discuss any matters of concern relating to the Fund’s financial statements, including any adjustments to such statements recommended by the auditors, and to review the auditor’s opinion of the Fund’s financial statements;

j.

To resolve disagreements between management and the auditors regarding financial reporting;

k.

To review with the Fund’s principal executive officer and/or principal financial officer in connection with required certifications of Form N-CSR any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any reported evidence of fraud involving management or other employees who have a significant role in the Fund’s internal control over financial reporting;

l.

To establish procedures for the receipt, retention and treatment of complaints received by the Fund relating to accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Fund of concerns about accounting or auditing matters, and to address reports from attorneys or auditors of possible violations of federal or state law or fiduciary duty;

m.

To investigate or initiate an investigation of reports of improprieties or suspected improprieties in connection with the Fund’s accounting or financial reporting;

n.

To report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committeee may deem necessary or appropriate; and

o.

To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the powers provided in this Charter.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including appropriate funding, as determined by the Committee, for payment of compensation to the auditors of the purpose of conducting the audit and rendering their audit report, the authority to retain and compensate special counsel and other experts or consultants as the Committee deems necessary, and the authority to obtain specialized training for Audit Committee members, at the expense of the Fund.

The Audit Committee may delegate any portion of its authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to a subcommittee of one or more members.  Any decisions of the subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.

Role and Responsibilities of the Audit Committee

The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control over financial reporting, and the auditor’s responsibility to plan and carry out a proper audit.  Specifically, Fund’s management is responsible for: (1) the preparation, presentation and integrity of the Fund’s financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and (3) the maintenance of internal control over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations.  The independent auditor is responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter.  Nothing is this Charter shall be construed to reduce the responsibilities or liabilities of the Fund’s service providers, including the auditors.

Although the Audit Committee is expected to take a detached and questioning approach to the matters that come before it, the review of a Fund’s financial statements by the Audit Committee is not an audit, nor does the Committee’s review substitute for the responsibilities of the Fund’s management for preparing, or the independent auditors for auditing the financial statements.  Members of the Audit Committee are not full-time employees of the Fund and, in serving on the Committee, are not, and do not hold themselves out to be, acting as accountants or auditors.  As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

In discharging their duties, the members of the Audit Committee are entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers of the Fund whom the committee reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters, the committee reasonably believes are within the person’s professional or expert competence, or (3) a board committee of which the director is not a member.

Operations of the Audit Committee

o

The Audit Committee shall meet on a regular basis and at least two times annually and is empowered to hold special meetings.  The chair or majority of the members shall be authorized to call a meeting of the Audit Committee and send notice thereof.

o

The Audit Committee shall ordinarily meet in person; however, members may attend telephonically, and the Committee may act by written consent, to the extent permitted by law.

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The Audit Committee shall have the authority to meet privately and to admit non-members individually by invitation.

o

The Audit Committee shall regularly meet with representatives of Fund management and the Fund’s independent auditor.  The Committee may also request to meet with internal legal counsel and compliance personnel of the Fund’s investment adviser or with entities that provide significant accounting or administrative services  to the Fund.

o

The Audit Committee shall prepare and retain minutes of its meetings and appropriate documentation of decisions made outside of meetings by delegated authority.

o

The majority of the members of the Audit Committee shall constitute a quorum for the transaction of business at any meeting of the Committee.  The action of a majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the action of the Committee.

o

The Board shall adopt and approve the Charter and may amend it on the Board’s own motion.  The Audit Committee shall review this Charter at least annually and recommend to the full Board any changes the Committee deems appropriate.

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